UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2021

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1144 Fifteenth Street, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 744-1911

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	GTES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2021, certain subsidiaries of Gates Industrial Corporation plc entered into Amendment No. 4 (“Amendment No. 4”) to the Credit Agreement, dated as of July 3, 2014 (as amended by Amendment No. 1, dated as of April 7, 2017, Amendment No. 2, dated as of November 22, 2017, and Amendment No. 3, dated as of January 24, 2018), among Gates Global LLC (the “Borrower”), Omaha Holdings LLC and certain subsidiaries of the Borrower as guarantors, Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent and the other parties and lenders party thereto (as amended, the “Credit Agreement”).  Amendment No. 4, among other things, (i) extended the maturity date of the Borrower’s dollar denominated term loans from March 31, 2024 to March 31, 2027, (ii) reduced the LIBOR floor applicable to the Borrower’s dollar denominated term loans from 1.00% per annum to 0.75% per annum and (iii) provided for a 25 basis point step-down in the applicable margin for the Borrower’s dollar denominated term loans if the Borrower’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 3.75:1.00.

The foregoing description of Amendment No. 4 is a summary and is qualified in its entirety by reference to Amendment No. 4, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 8.01	Other Events.

On February 25, 2021, certain selling shareholders (the “Selling Shareholders”) of Gates Industrial Corporation plc (the “Company”), the Company and Citigroup Global Markets Inc. and Evercore Group, L.L.C., as the representatives of the several underwriters listed on Schedule II thereto, entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Shareholders are offering 22,000,000 ordinary shares, par value $0.01 per share, of the Company at a public offering price of $15.00 per ordinary share. Pursuant to the Underwriting Agreement, the Selling Shareholders also granted the Underwriters a 30-day option to purchase up to 3,300,000 additional ordinary shares. The offering is expected to close on March 2, 2021, subject to customary closing conditions.

The Company will not receive any of the proceeds from the sale of the ordinary shares being offered by the Selling Shareholders, but will bear certain expenses incident to the offering (excluding underwriting discounts and commissions).

A copy of the Underwriting Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4, dated as of February 24, 2021, to the Credit Agreement dated as of July 3, 2014 (as amended by Amendment No. 1 thereto, dated as of April 7, 2017, Amendment No. 2 thereto, dated as of November 22, 2017, and Amendment No. 3 thereto, dated as of January 24, 2018) among the Borrower, Omaha Holdings LLC, the other guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other parties and lenders party thereto.

99.1	Underwriting Agreement, dated as of February 25, 2021, by and among the Company, the Selling Shareholders and Citigroup Global Markets Inc. and Evercore Group, L.L.C., as the representatives of the several underwriters listed on Schedule II thereto

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC

By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer

Date: March 1, 2021